UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2004

VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3175	74-1828067
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Valero Place
San Antonio, Texas	78212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (210) 370-2000

Item 7.   Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Slide presentation given by executives of Valero Energy Corporation on March 30, 2004.

Item 9.   Regulation FD Disclosure.

        On March 30, 2004, executives of Valero Energy Corporation (the “Company”) presented to certain investors at the Howard Weil Energy Conference the information about the Company described in the slides attached to this report as Exhibit 99.1. Exhibit 99.1 and the slides thereof are incorporated by reference herein. These slides will be available on the Company’s website at www.valero.com at the time of the presentation on March 30, 2004. The information in Item 9 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 9 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Safe Harbor Statement

        Statements contained in the exhibit to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: March 30, 2004	By:	/s/ Jay D. Browning
Jay D. Browning
Vice President and Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Slide presentation given by executives of Valero Energy Corporation on March 30, 2004.